Exhibit 10.1

Fourth Amendment to Loan Agreement

Borrowers:Xtera Communications, Inc.

Azea Networks, Inc.

Neovus, Inc.

Xtera Asia Holdings, LLC

Date:May 31, 2016

This Fourth Amendment to Loan Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and, jointly and severally, the borrowers named above (collectively referred to herein as “Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated January 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), as follows, effective as of the date hereof, unless otherwise indicated below. Initially capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

1.Lockbox.  Section 4.4 of the Loan Agreement, which currently reads: “4.4 [intentionally omitted].”

is hereby amended to read:

“4.4 Lockbox. Except as otherwise set forth below, Borrower shall at all times immediately deposit any funds received by Borrower from any source (including without limitation all proceeds of Accounts and all other Collateral) into a cash collateral account at Lender in Borrower’s name (the ‘Cash Collateral Account’), over which Lender shall have exclusive and unrestricted access. Borrower shall at all times direct its Account Debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box designated by Lender (the ‘Lockbox’), over which Lender shall have exclusive and unrestricted access. Except for funds deposited into the Cash Collateral Account, all funds received by Borrower from any source shall immediately be directed to the Lockbox. Lender shall collect the mail delivered to the Lockbox, open such mail, and endorse and credit all items to the Lockbox. All funds flowing through the Lockbox shall automatically be transferred to the Cash Collateral Account. Borrower shall direct all customers or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Cash Collateral Account. Borrower shall hold in trust for Lender all amounts that Borrower receives despite the directions to make payments to the Cash Collateral

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Account, and immediately deliver such payments to Lender in their original form as received from the payor, with proper endorsements for deposit into the Cash Collateral Account. Borrower irrevocably authorizes Lender to transfer to the Cash Collateral Account any funds that have been deposited into any other accounts or that Lender has received by wire transfer, check, cash, or otherwise. Lender shall have all right, title and interest in all of the items from time to time held in the Cash Collateral Account and their proceeds. Neither Borrower nor any person claiming through Borrower shall have any right or control over the use of, or any right to withdraw any amount from, the Cash Collateral Account, which shall be under the sole control of Lender. Lender may apply amounts held in the Cash Collateral Account to the outstanding balance of the Obligations on a daily basis. Lender may from time to time in its discretion make Loans to Borrower to cover checks or other items or charges that Borrower has drawn or made against its operating account (the ‘Operating Account’) or to cause payment of amounts due under the Loan Documents. Borrower authorizes Lender to make such Loans from time to time by means of appropriate entries of credits to the Operating Account sufficient to cover any such charges then presented, such Loans to be subject to the terms of this Agreement as though made pursuant to a request from Borrower.”

2.	Success Fee. That portion of Section 3 of the Schedule which currently reads:

“Success Fee:A fee in the amount of $150,000 (the ‘Success

Fee’), due and payable immediately upon the earliest to occur of any event in connection with which Borrower receives cash proceeds in an amount sufficient to pay all then-outstanding Indebtedness to Lender, including without limitation: (i) a Sale of Parent; (ii) any Sale of a Subsidiary; (iii) a Change in Control; or (iv) the issuance to any Person(s) of equity and/or debt securities of Parent. Notwithstanding the foregoing, the amount of the Success Fee shall be reduced to:

(a)	$50,000, if the Obligations are repaid on or before May 31, 2016; and

(b)	$100,000, if the Obligations are repaid after May 31, 2016, but on or before June 30, 2016.”

The obligations set forth in this paragraph shall survive any termination of the Loan Agreement.”

is hereby amended to read:

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“Success Fee I:

A fee in the amount of $150,000 (‘Success FeeI’), due and payable immediately upon occurrence of any event in connection with which Borrower receives or shall receive cash proceeds in an amount sufficient to pay all then- outstanding Indebtedness to Lender (each a ‘Sufficient Cash Infusion Event’), including without limitation: (i) a Sale of Parent; (ii) any Sale of a Subsidiary; (iii) a Change in Control; or (iv) the issuance to any Person(s) of equity and/or debt securities of Parent. Notwithstanding the foregoing, the amount of Success Fee I shall be reduced to:

(a)	$50,000, if the Obligations are repaid on or before May 31, 2016; and

(b)	$100,000, if the Obligations are repaid after May 31, 2016, but on or before June 30, 2016.”

The obligations set forth in this paragraph shall survive any termination of the Loan Agreement.

Success Fee II:	A fee in the amount of $100,000, which shall be(i) in addition to Success Fee I, and (ii) due and payable immediately upon the occurrence of any Sufficient Cash Infusion Event.”

3.Financial Covenants. Section 5 of the Schedule is hereby amended in its entirety to read as follows:

“5. FINANCIAL COVENANTS

(Section 5.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each week, except as otherwise specifically provided below:

Minimum Liquidity:

Borrower  shall  maintain  total  Liquidity of no less than the following amounts at all times:  (i)$750,000, through and including June 5, 2016; and (ii) $100,000, beginning June 6, 2016, and continuing thereafter.

Cash Infusion

to Parent:	On or before June 10, Borrower shall provide evidence to Lender that Borrower has received a

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term sheet or letter of intent or other similar document (each a ‘Commitment Document’), acceptable to Lender, from Person(s) acceptable to Lender, evidencing the commitment of the parties thereto to enter into one of the following transactions (each, a ‘Financing Transaction’), upon terms and conditions acceptable to Lender in its sole discretion, which Financing Transaction shall be required, by the terms of such Commitment Document, to be consummated on or before July 31, 2016 (the ‘Consummation Deadline’):

(i)

the issuance to such Person(s) of equity and/or debt securities of Parent, in connection with which Borrower is required, under the terms of the Commitment Document, to pay all of the Obligations in full, on or before the Consummation Deadline;

(ii)

a transaction other than that set forth in subsection (i) above pursuant to which Borrower shall receive cash, on or before the Consummation Deadline, in such amount and upon such terms and conditions as are satisfactory to Lender in its sole discretion; or

(iii)	a Sale of Parent to such Person(s), pursuant to which Borrower shall receive the cash proceeds on or before the Consummation Deadline.

An Event of Default shall be deemed to have occurred if: (1) of any of the events set forth above in this subsection entitled ‘Cash Infusion to Parent,’ fails to occur on or before the date specified with respect to such event; or (2) Lender has not received, on or before June 30, 2016, drafts of the documents relating to a Financing Transaction, all in form and substance acceptable to Lender and consistent with the previously approved Commitment Document; or

(3) the effective Consummation Deadline in any Commitment Document is or becomes a date subsequent   to   July   31,   2016;   or   (4)   any

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Commitment Document is revoked or in any other manner deemed invalid or ineffective by any party thereto.”

4.Additional Reporting.The following subsection is hereby added to the end of Section 6 of the Schedule:

“(o)	Transaction reports, schedules of collections, sales journal and credit memos, each week and at the time of each Loan request, on Lender's standard form.”

5.No Payment of Principal on Horizon Debt. Section 8(g)(1) of the Schedule, which currently reads:

“(1) Borrower represents and warrants that the Venture Loan and Security Agreement dated as of May 10, 2011 and Amendments thereto Nos. 1-6 between Borrower and Horizon set forth in full the terms of the loans from Horizon to Borrower and, that Exhibit B sets forth the combined payment schedule applicable to such loans from and after January 1, 2015. Borrower agrees not to make any modifications to the documents relating to the Horizon Debt, or to increase the amount of the Horizon Debt without the prior written consent of Lender (other than modifications that reduce or extend the payments due on the Horizon Debt). Borrower shall provide Lender with copies of all such modifications promptly after they are executed and delivered.”

is hereby amended to read:

“(1) Borrower represents and warrants that the Venture Loan and Security Agreement dated as of May 10, 2011 and Amendments thereto Nos. 1-6 between Borrower and Horizon set forth in full the terms of the loans from Horizon to Borrower and, that Exhibit B sets forth the combined payment schedule applicable to such loans from and after January 1, 2015. Borrower agrees not to (i) make any payments of principal with respect to any Horizon Debt, or (ii) make any modifications to the documents relating to the Horizon Debt, or to increase the amount of the Horizon Debt without the prior written consent of Lender (other than modifications that reduce or

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extend the payments due on the Horizon Debt). Borrower shall provide Lender with copies of all such modifications promptly after they are executed and delivered.”

6.	Fee. [Intentionally omitted.]

7.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as if made on the date hereof.

8.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

9.General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

10.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Following Page]

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Pacific Western BankFourth Amendment to Loan Agreement

Borrower:

XTERA COMMUNICATIONS, INC.

By	/s/ Jon R. Hopper
Title	Chief Executive Officer

Borrower:

AZEA NETWORKS, INC.

By	/s/ Jon R. Hopper
Title	Chief Executive Officer

Borrower:

NEOVUS, INC.

By	/s/ Jon R. Hopper
Title	Chief Executive Officer

Borrower:

XTERA ASIA HOLDINGS, LLC

By	/s/ Jon R. Hopper
Title	Chief Executive Officer

Lender:

PACIFIC WESTERN BANK

By	/s/ Jim Duncan
Title	Vice President

[Signature Page – Fourth Amendment to Loan Agreement]